As filed with the Securities and Exchange Commission on January 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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TOYOTA MOTOR CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)

95-3775816 (I.R.S. Employer Identification Number)

6565 Headquarters Drive

Plano, Texas 75024

(469) 486-9300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ellen L. Farrell, Esq.

General Counsel

Toyota Motor Credit Corporation

6565 Headquarters Drive

Plano, Texas 75024

(469) 486-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher S. Schell, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Jeeho M. Lee, Esq. O’Melveny & Myers LLP 7 Times Square New York, New York 10036 (212) 326-2000

____________________________________

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

____________________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

 PROSPECTUS

Toyota Motor Credit Corporation

Debt Securities

By this prospectus, Toyota Motor Credit Corporation (“TMCC”) may offer from time to time its senior unsecured debt securities. The debt securities offered are solely TMCC’s obligations and will not be guaranteed by Toyota Motor Corporation, Toyota Financial Services Corporation, or any other entity. When offering debt securities, TMCC will provide you with a prospectus supplement describing the specific terms of the debt securities. This prospectus may not be used to complete sales of debt securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you make a decision to invest.

The debt securities:

•	will be in one or more series;

•	will be offered in amounts, at prices, in currencies and on terms to be agreed upon by TMCC and the purchasers;

•	will be issued in amounts, with maturities, interest rates and offering prices set forth in a prospectus supplement; and

•	will be sold by TMCC through agents, to or through underwriters or dealers, or directly to purchasers.

If the terms of particular debt securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in such prospectus supplement.

TMCC’s principal executive offices are located at 6565 Headquarters Drive, Plano, Texas 75024, and its telephone number is (469) 486-9300.

Investing in these debt securities involves risks. See “Risk Factors” on page 1 of this prospectus and, if applicable, any risk factors described in the applicable prospectus supplement or any documents incorporated by reference in this prospectus before investing in these debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 19, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that TMCC has filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, TMCC may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus. For further information about TMCC and the debt securities, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of agreements and other documents that TMCC refers you to. However, because the prospectus may not contain all the information you may find important, you should review the full text of these documents. TMCC has included copies of these documents as exhibits to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the debt securities TMCC may offer. In connection with any future sale of debt securities, TMCC will file with the SEC one or more prospectus supplements containing specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Incorporation of Information Filed with the SEC.”

TMCC has not authorized any person to provide you with any information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement, any pricing supplement or any free writing prospectus prepared by or on behalf of TMCC or to which TMCC has referred you. TMCC takes no responsibility for, and can provide no assurance as to, any other information. TMCC is not making an offer to sell the debt securities in any jurisdiction where the offer, solicitation or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement, any pricing supplement or any free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and other information may have changed since those dates.

In this prospectus, unless otherwise indicated by context, “TMCC” refers specifically to Toyota Motor Credit Corporation (excluding its subsidiaries) and “we,” “our” and “us” refer specifically to Toyota Motor Credit Corporation and its consolidated subsidiaries. TMCC is the issuer of all the debt securities offered under this prospectus.

RISK FACTORS

Investing in TMCC’s debt securities involves risks. You should carefully consider the risks set forth in Part I, Item 1A of TMCC’s most recent Annual Report on Form 10-K, Part II, Item 1A of TMCC’s most recent Quarterly Reports on Form 10-Q or any applicable Current Report on Form 8-K incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in TMCC’s debt securities. See “Incorporation of Information Filed with the SEC” below.

WHERE YOU CAN FIND MORE INFORMATION

TMCC has filed with the SEC a registration statement, of which this prospectus forms a part, under the Securities Act with respect to the debt securities that may be offered hereby and TMCC files annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including TMCC. The SEC’s website is http://www.sec.gov. A link to the SEC website and certain of our SEC filings are contained on our website located at: www.toyotafinancial.com under “Investor Relations, SEC Filings.” We are not incorporating any of the information set forth on our website into this prospectus.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows TMCC to “incorporate by reference” the information it files with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	TMCC can disclose important information to you by referring you to those documents; and

•	later information in those documents that TMCC files with the SEC prior to the completion of the offerings of all debt securities under this prospectus will automatically update and supersede the incorporated information.

TMCC incorporates by reference the documents listed below, which were filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portion of a document that is deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	its Annual Report on Form 10-K for the fiscal year ended March 31, 2023;

•	its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023; and

•	its Current Reports on Form 8-K filed on April 3, 2023, September 18, 2023, September 22, 2023, November 20, 2023 and December 13, 2023.

TMCC also incorporates by reference each document that it will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the debt securities is completed, except for any portion of a document that is deemed to have been “furnished” and not “filed” in accordance with SEC rules.

You may request a copy of any document that TMCC has incorporated by reference in this prospectus, excluding any exhibit to the document unless the exhibit is specifically incorporated by reference in the document, at no cost by contacting TMCC at the following address or telephone number: Toyota Motor Credit Corporation, 6565 Headquarters Drive, Plano, Texas 75024; Attn: Treasury; telephone: (469) 486-9013.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus or incorporated by reference herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, our performance and results may differ materially from those described or implied by such forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “estimate,” “project,” “should,” “intend,” “will,” “may” or words or phrases of similar meaning are intended to identify forward-looking statements. We caution that the forward-looking statements involve known and unknown risks, uncertainties and other important factors, such as the following, that may cause actual results to differ materially from those stated:

•	Changes in general business, economic, and geopolitical conditions, including trade policy, as well as in consumer demand and the competitive environment in the automotive markets in the United States;

•	Changes in interest rates and credit spreads;

•	A decline in Toyota Motor North America, Inc. (“TMNA”) or any private label sales volume and the level of TMNA or any private label sponsored subvention, cash, and contractual residual value support incentive programs;

•	Extreme weather conditions, natural disasters, changes in fuel prices, manufacturing disruptions and production suspensions of Toyota, Lexus, and private label vehicles and related parts supply;

•	Increased competition from other financial institutions seeking to increase their share of financing Toyota, Lexus, and private label vehicles;

•	Changes in consumer behavior;

•	Recalls announced by TMNA or private label companies and the perceived quality of Toyota, Lexus, and any private label vehicles;

•	Risks related to health epidemics and other outbreaks;

•	Availability and cost of financing;

•	Failure or interruption in our operations, including our communications and information systems, or as a result of our failure to retain existing or to attract new key personnel;

•	Increased cost, credit and operating risk exposure, or our failure to realize the anticipated benefits from our private label financial services to third-party automotive and mobility companies, including Mazda Motor of North America, Inc. and Great American Outdoors Group LLC, the parent company of Bass Pro Shops, Cabela’s and the White River Marine Group;

•	Changes in our credit ratings and those of our ultimate parent, Toyota Motor Corporation (“TMC”) and changes in our credit support arrangements;

•	Changes in our financial position and liquidity, or changes or disruptions in our funding sources or access to the global capital markets;

•	Revisions to the estimates and assumptions for our allowance for credit losses;

•	Flaws in the design, implementation and use of quantitative models and revisions to the estimates and assumptions that are used to determine the value of certain assets;

•	Fluctuations in the value or market prices of our investment securities;

•	Changes in prices of used vehicles and their effect on residual values of our off-lease vehicles and return rates;

•	Failure of our customers or dealers to meet the terms of any contract with us, or otherwise perform as agreed;

•	Market risks including changes in interest rates and foreign currency exchange rates and market prices;

•	Failure or changes in commercial soundness of our counterparties and other financial institutions;

•	Insufficient establishment of reserves, or the failure of a reinsurer to meet its obligations, in our voluntary protection operations;

•	A security breach or a cyber-attack;

•	Failure to maintain compliant enterprise data practices, including the collection, use, sharing, and security of personally identifiable and financial information of our customers and employees;

•	Compliance with current laws and regulations or becoming subject to more stringent laws, regulatory requirements and regulatory scrutiny;

•	Changes in the economies and applicable laws in the states where we have concentration risk; and

•	Other risks and uncertainties under “Risk Factors” in our incorporated documents.

Forward-looking statements speak only as of the date they are made. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.

TOYOTA MOTOR CREDIT CORPORATION

Toyota Motor Credit Corporation along with its consolidated subsidiaries provides a variety of finance and voluntary vehicle and payment protection products and services to authorized Toyota and Lexus dealers or dealer groups, private label dealers or dealer groups, and to a lesser extent, other domestic and import franchise dealers and their customers in the United States of America and Puerto Rico. TMCC is an indirect wholly-owned subsidiary of Toyota Motor Corporation of Japan.

TMCC was incorporated in California in 1982 and commenced operations in 1983. TMCC’s principal executive offices are located at 6565 Headquarters Drive, Plano, Texas 75024, and its telephone number is (469) 486-9300.

If you want to find more information about us, please see the sections in this prospectus entitled “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC.”

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by TMCC (the “Offered Debt Securities”), and the extent to which these general provisions may apply to the Offered Debt Securities, will be described in one or more prospectus supplements relating to the Offered Debt Securities. If the terms of particular Offered Debt Securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in such prospectus supplement.

The debt securities will be issued under an indenture, dated as of August 1, 1991, as amended by a first supplemental indenture, dated as of October 1, 1991, a second supplemental indenture, dated as of March 31, 2004, and a third supplemental indenture, dated as of March 8, 2011 (together, the “Indenture”). Under the Indenture, TMCC has appointed The Bank of New York Mellon Trust Company, N.A. and Deutsche Bank Trust Company Americas, as trustees (each, a “Trustee”). The Trustee for a particular series of Offered Debt Securities will be designated in the applicable prospectus supplement. The following is a summary of certain provisions of the debt securities and of the Indenture and does not contain all of the information which may be important to you. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you make a decision to invest in the debt securities. A copy of the Indenture is an exhibit to the registration statement relating to the debt securities, which includes this prospectus.

The debt securities will be obligations solely of TMCC and will not be obligations of, or directly or indirectly guaranteed by, TMC, Toyota Financial Services Corporation (“TFSC”) or any of their affiliates. The debt securities will have the benefit of credit support agreements as described under “Credit Support.”

General

The Indenture does not limit the total principal amount of debt securities that TMCC may issue under the Indenture. TMCC may issue debt securities from time to time in one or more series, with the same or various maturities, at par, at a premium or with original issue discount up to the aggregate principal amount from time to time authorized by TMCC for each series.

The debt securities will be unsecured general obligations of TMCC and will rank equally with its other unsecured and unsubordinated indebtedness from time to time outstanding.

The applicable prospectus supplement will describe the terms of the Offered Debt Securities, including:

•	the aggregate principal amount and denominations;

•	the maturity date;

•	the principal amount payable whether at maturity or upon earlier acceleration, whether the principal amount will be determined with reference to an index, formula or other method, and the date or dates on which TMCC agrees to pay principal if other than on the maturity date;

•	the rate or rates per annum (which may be fixed or variable) at which TMCC agrees to pay interest and, if applicable, the method used to determine the rate or rates of interest;

•	the dates on which TMCC agrees to pay interest;

•	the place of transfer or payment for the debt securities and the method of payment;

•	the provisions for redemption or repayment, if any, including the redemption and/or repayment price or prices and any remarketing arrangements;

•	the sinking fund requirements or amortization provisions, if any;

•	whether the debt securities are denominated or provide for payment in United States dollars or a foreign currency;

•	the form (registered or bearer or both) in which the debt securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of debt securities in either form;

•	if TMCC will pay any additional amounts relating to debt securities held by a person who is not a United States person in respect of specified taxes, assessments or other governmental charges, under what circumstances TMCC will pay additional amounts and whether TMCC has the option to redeem the affected debt securities rather than pay the additional amounts;

•	whether the debt securities will be issued in whole or in part in uncertificated form or in the form of one or more global securities and, in that case, the depository for the global securities;

•	the title of the debt securities, the series of which the debt securities will be a part and the Trustee with respect to the debt securities; and

•	any other terms.

Please see the accompanying prospectus supplement you have received or will receive for the terms of the specific Offered Debt Securities. TMCC may deliver or make available this prospectus before or together with the delivery of a prospectus supplement.

The terms of the debt securities TMCC offers are subject to change from time to time, but no change will affect any debt security already issued or as to which an offer to purchase has been accepted by TMCC.

TMCC may issue debt securities with terms different from those of debt securities previously issued and may “reopen” a previous issue or a series of debt securities and issue additional debt securities of that issue or series.

You should be aware that special United States federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations if they apply.

Payment and Paying Agents

Payment of principal of, and premium and interest, if any, on, debt securities will be made at the office of the paying agent or paying agents as TMCC may designate from time to time. However, at TMCC’s option, TMCC may pay interest:

•	by check mailed to the address of the person entitled to the payment as the address appears in the security register; or

•	by wire transfer to an account maintained by the person entitled to the payment as specified in the security register.

Payment of any interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for that interest.

For each series of Offered Debt Securities, TMCC will designate the Trustee for that series, acting through its corporate trust office, as TMCC’s sole paying agent for payments with respect to debt securities of that series. TMCC may at any time:

•	designate additional paying agents;

•	rescind the designation of any paying agent; or

•	approve a change in the office through which any paying agent acts.

However, TMCC will be required to maintain a paying agent in each place of payment for each series of debt securities. All moneys paid by TMCC to a paying agent for the payment of principal of, or premium or interest, if any, on, any debt security which remain unclaimed at the end of one year after the principal, premium or interest has become due and payable will be repaid to TMCC, and the holder of such debt security (the “Holder”) or any coupon will thereafter look only to TMCC for payment of those amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depository, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole by the depository for the debt security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor of the depository or a nominee of the successor depository. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in the global debt security may exchange their interests for definitive debt securities of the series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium and interest, if any, on, the global debt security and the material terms of the depository arrangement with respect to the global debt security.

Certain Covenants

The debt securities will not be secured by mortgage, pledge or other lien. TMCC has agreed in the Indenture not to pledge or otherwise subject to any lien any property or assets of TMCC to secure any indebtedness for borrowed money incurred, issued, assumed or guaranteed by TMCC unless the debt securities are secured by the pledge or lien equally and ratably with all other indebtedness secured thereby so long as such other indebtedness will be so secured; provided, however, that such covenant does not apply to liens securing indebtedness which does not in the aggregate at any one time outstanding exceed 20% of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also does not apply to:

•	the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

•	any deposit of assets of TMCC in favor of any governmental bodies to secure progress, advance or other payments under a contract or a statute;

•	any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

•	bankers’ liens or rights of offset;

•	any lien securing the performance of any contract or undertaking of TMCC not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

•	any lien to secure non-recourse obligations in connection with TMCC’s engaging in leveraged or single-investor lease transactions;

•	any lien to secure payment obligations with respect to (x) rate swap transactions, swap options, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, credit protection transactions, credit swaps, credit default swaps, credit default options, total return swaps, credit spread transactions, repurchase transactions, reverse repurchase transactions, buy/sell-back transactions, securities lending transactions, weather index transactions, or forward purchases or sales of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), or (y) transactions that are similar to those described above; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the clauses above, provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

Successor Corporation

The Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that:

•	either TMCC will be the continuing corporation, or the successor corporation will be a corporation organized and existing under the laws of the United States or any state thereof and will expressly assume, by a supplemental indenture, executed and delivered to each Trustee, in form satisfactory to each Trustee, all of the obligations of TMCC under the debt securities and the Indenture; and

•	TMCC or the successor corporation, as applicable, will not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any obligations under the Indenture.

Subject to certain limitations in the Indenture, a Trustee may receive from TMCC an officer’s certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Indenture.

Supplemental Indentures

Supplemental indentures may be entered into by TMCC and the Trustee for a series of debt securities with the consent of the Holders of 66 2/3% of the outstanding principal amount of that series, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Holders of each such series affected by such modification or amendment. However, no supplemental indenture may, among other things, without the consent of each Holder of any debt security affected:

•	reduce the principal amount of, or interest on, any debt security;

•	change the maturity date of the principal, the interest payment dates or the place where, or currency in which, any debt securities are payable;

•	adversely affect the right of repayment at the option of any Holder for such debt securities that provide such right; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose Holders is necessary to modify or amend the Indenture.

Under certain circumstances, supplemental indentures may also be entered into without the consent of the Holders.

Events of Default

The Indenture defines an “Event of Default” with respect to any series of debt securities as being any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to that series:

•	default in the payment of any interest on, or any additional amounts payable, in respect of any debt security of such series when such interest or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of, and any premium on, any debt security of such series when it becomes due and payable;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of such series;

•	default in the performance or breach of any of TMCC’s covenants or warranties under the Indenture or the debt securities of such series (other than a covenant or warranty separately and specifically dealt with as an Event of Default or which has been expressly included in the Indenture solely for the benefit of a series of debt securities other than such series), and continuance of such default or breach for a period of 60 days after written notice, in accordance with the Indenture, has been given to TMCC by the Trustee of such series or to TMCC and the Trustee of such series by the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of TMCC; and

•	any other Event of Default provided in, or pursuant to, the Indenture with respect to debt securities of such series.

No Event of Default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of debt securities. If an Event of Default occurs and is continuing, the Trustee for the series of debt securities affected or the Holders of at least 25% in aggregate principal amount of outstanding debt securities of the series affected by the Event of Default may declare the debt securities of that series to be due and payable immediately. However, upon specified conditions, the Holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

Any past default with respect to a particular series of debt securities may be waived by the Holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except a default:

•	in the payment of principal of, any premium or interest on, or any additional amounts with respect to any debt security of such series; or

•	in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding debt security of such series.

The Indenture provides that no Holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee for the affected series, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of reasonable indemnity, and no inconsistent direction has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each Holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any additional amounts on that debt security on the respective due dates for those payments and to institute suit for the enforcement of such payments, and this right shall not be impaired without the consent of such Holder.

TMCC will be required to file with each Trustee annually an officers’ certificate as to the absence of certain defaults. The Trustee for a series of debt securities may withhold notice to Holders of that series of any default with respect to that series (except in the case of default in the payment of principal of, premium, if any, or interest on, any of the debt securities of such series or in the making of any sinking fund payment with respect to such series), if the Trustee in good faith determines that the withholding of such notice is in the interests of such Holders.

Subject to the provisions of the Indenture relating to the duties of a Trustee in case an Event of Default shall occur and be continuing, a Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless the Holders have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Indenture for the indemnification of a Trustee and to certain other limitations, the Holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or power conferred on the Trustee with respect to the debt securities of the series.

Satisfaction and Discharge of the Indenture

The Indenture will be discharged with respect to the debt securities of any series that have matured or will mature or be redeemed within one year upon the satisfaction of certain conditions, including the following:

•	payment in full of the principal of, and premium, if any, and interest on, all of the debt securities of that series; or

•	the deposit with the appropriate Trustee of an amount in cash or United States government obligations sufficient for such payment or redemption, in accordance with the Indenture.

Defeasance

If the debt securities of a series are subject to defeasance, TMCC may discharge its obligations under the Indenture with respect to the debt securities of that series, including its obligations to comply with the restrictive covenants set forth in the Indenture (see “Certain Covenants”) with respect to the debt securities of that series, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee for that series cash or United States government obligations sufficient to pay the principal of, and premium, if any, and interest on, the debt securities of the series to their maturity in accordance with the terms of the Indenture and the debt securities of the series. In that event, the Trustee for the affected series will receive an opinion of counsel stating that the deposit and termination will not have any federal income tax consequences to the Holders of the affected series of debt securities.

The Trustees

The Indenture contains certain limitations on the right of a Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. A Trustee is permitted to engage in other transactions with TMCC; provided, however, that if a Trustee acquires any conflicting interest it must eliminate that conflict or resign.

The Indenture provides that, in case an Event of Default has occurred and is continuing, a Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

Governing Law

The Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Credit Support

TMCC is a wholly-owned subsidiary of Toyota Financial Services International Corporation, a holding company owned 100% by TFSC. TFSC, in turn, is a wholly-owned subsidiary of TMC. TFSC was incorporated in July 2000 and its corporate headquarters is located in Nagoya, Japan. The purpose of TFSC is to control and manage TMC’s finance operations worldwide.

TMCC and TFSC have entered into a credit support agreement (the “TMCC Credit Support Agreement”), and TFSC in turn has entered into a credit support agreement with TMC (the “TFSC Credit Support Agreement”).

Under the terms of the TFSC Credit Support Agreement, TMC has agreed to:

•	maintain 100% ownership of TFSC;

•	cause TFSC and its subsidiaries to have a consolidated tangible net worth (the aggregate amount of issued capital, capital surplus and retained earnings less any intangible assets) of at least Japanese Yen 10 million; and

•	make sufficient funds available to TFSC so that TFSC will be able to (i) service the obligations arising out of its own bonds, debentures, notes and other investment securities and commercial paper and (ii) honor its obligations incurred as a result of guarantees or credit support agreements that it has extended, including the TMCC Credit Support Agreement (collectively, “TFSC Securities”).

The TFSC Credit Support Agreement is not a guarantee by TMC of any TFSC Securities. TMC’s obligations under the TFSC Credit Support Agreement rank pari passu with TMC’s senior unsecured debt obligations. Either party may terminate the TFSC Credit Support Agreement upon 30 days written notice to the other party. However, such termination cannot take effect until or unless (1) all TFSC Securities issued on or prior to the date of the termination notice have been repaid or (2) each rating agency that has issued a rating in respect of TFSC or any TFSC Securities upon the request of TMC or TFSC has confirmed to TFSC that the debt ratings of all such TFSC Securities will be unaffected by such termination. In addition, with certain exceptions, the TFSC Credit Support Agreement may be modified only by the written agreement of TMC and TFSC, and no modification or amendment can have any adverse effect upon any holder of any TFSC Securities outstanding at the time of such modification or amendment. The TFSC Credit Support Agreement is governed by, and construed in accordance with, the laws of Japan.

Under the terms of the TMCC Credit Support Agreement, TFSC has agreed to:

•	maintain 100% ownership of TMCC;

•	cause TMCC and its subsidiaries to have a consolidated tangible net worth (the aggregate amount of issued capital, capital surplus and retained earnings less any intangible assets) of at least United States $100,000; and

•	make sufficient funds available to TMCC so that TMCC will be able to service the obligations arising out of its own bonds, debentures, notes and other investment securities and commercial paper (collectively, “TMCC Securities”).

The TMCC Credit Support Agreement is not a guarantee by TFSC of any TMCC Securities. The TMCC Credit Support Agreement contains termination and modification provisions that are similar to those in the TFSC Credit Support Agreement as described above. The TMCC Credit Support Agreement is governed by, and construed in accordance with, the laws of Japan. TMCC Securities do not include the securities issued by securitization trusts in connection with TMCC’s securitization programs or any indebtedness under TMCC’s credit facilities or term loan agreements.

Holders of TMCC Securities, including the debt securities offered under this prospectus, have the right to claim directly against TMC and TFSC to perform their respective obligations under the TFSC Credit Support Agreement and/or the TMCC Credit Support Agreement, as the case may be, by making a written claim together with a declaration to the effect that the holder will have recourse to the rights given under the TFSC Credit Support Agreement and/or the TMCC Credit Support Agreement, as the case may be. If TMC and/or TFSC receives such a claim from any holder of TMCC Securities, TMC and/or TFSC will indemnify, without any further action or formality, the holder against any loss or damage resulting from the failure of TMC and/or TFSC to perform any of their respective obligations under the TFSC Credit Support Agreement and/or the TMCC Credit Support Agreement, as the case may be. The holder of TMCC Securities who made the claim may then enforce the indemnity directly against TMC and/or TFSC, as the case may be.

In addition, TMCC and TFSC are parties to a credit support fee agreement which requires TMCC to pay to TFSC a fee which is based upon the weighted average outstanding amount of TMCC Securities entitled to credit support.

TMC files reports and other information with the SEC. TMC’s electronic SEC filings are available on the Internet through the SEC’s website at http://www.sec.gov.

LEGAL MATTERS

Ellen L. Farrell, Esq., General Counsel of TMCC, will pass upon the validity of the debt securities offered by this prospectus for TMCC.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of TMCC for the fiscal year ended March 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the registration and sale of the debt securities are as follows, all of which will be borne by TMCC:

SEC registration fee	$(1)
Printing and duplicating expenses	20,000
Legal fees and expenses	590,000
Accounting fees and expenses	48,500
Trustee fees	49,000
Miscellaneous expenses	100,000
Total	$807,500	(1)
__________

(1)	Toyota Motor Credit Corporation will pay the registration fees for any Debt Securities under this Registration Statement on a pay-as-you-go basis in accordance with Rule 456(b) and Rule 457(r) under the Securities Act. The amount of any registration fees will be calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

TMCC’s Bylaws authorize TMCC to indemnify its officers and directors to the maximum extent permitted by the California Corporations Code. TMCC has entered into indemnification agreements with its officers and directors to indemnify such officers and directors to the maximum extent permitted by the California Corporations Code.

ITEM 16.  EXHIBITS

Exhibit Number	Description	Method of Filing

4.1(a)	Indenture, dated as of August 1, 1991, between TMCC and The Chase Manhattan Bank, N.A.	(1)

4.1(b)	First Supplemental Indenture, dated as of October 1, 1991, among TMCC, Bankers Trust Company and The Chase Manhattan Bank, N.A.	(2)

4.1(c)	Second Supplemental Indenture, dated as of March 31, 2004, among TMCC, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company)	(3)

4.1(d)	Agreement of Resignation, Appointment and Acceptance, dated as of April 26, 2010, among TMCC, The Bank of New York Mellon and The Bank of New York Trust Company, N.A.	(4)

4.1(e)	Third Supplemental Indenture, dated as of March 8, 2011, among TMCC, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) as successor to The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as trustee	(5)

5.1	Opinion of Ellen L. Farrell, Esq., counsel to TMCC	Filed Herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed Herewith

23.2	Consent of Ellen L. Farrell, Esq. (included in Exhibit 5.1)	Filed Herewith

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture dated as of August 1, 1991, as amended and supplemented

Filed Herewith

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas with respect to the Indenture dated as of August 1, 1991, as amended and supplemented

Filed Herewith

107	Filing Fee Table	Filed Herewith

__________

(1)	Incorporated by reference to Exhibit 4.1(a) filed with TMCC’s Registration Statement on Form S-3ASR on January 24, 2018, File Number 333-222676.

(2)	Incorporated by reference to Exhibit 4.1(b) filed with TMCC’s Registration Statement on Form S-3ASR on January 24, 2018, File Number 333-222676.

(3)	Incorporated by reference to Exhibit 4.1(c) filed with TMCC’s Registration Statement on Form S-3/A on March 31, 2004, File Number 333-113680.

(4)	Incorporated by reference to Exhibit 4.1(d) filed with TMCC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, Commission File Number 1-9961.

(5)	Incorporated by reference to Exhibit 4.2 filed with TMCC’s Current Report on Form 8-K dated March 9, 2011, Commission File Number 1-9961.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)    That for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1)    That for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(2)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on January 19, 2024.

TOYOTA MOTOR CREDIT CORPORATION

By:	/s/ Scott Cooke
Scott Cooke
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, effective as of January 19, 2024.

Signature	Title	Date

/s/ Scott Cooke	Director, President and Chief Executive Officer	January 19, 2024
Scott Cooke	(Principal Executive Officer)

/s/ James Schofield	Group Vice President and Chief Financial Officer	January 19, 2024
James Schofield	(Principal Financial Officer)

/s/ Brittany Baird	Vice President and Chief Accounting Officer	January 19, 2024
Brittany Baird	(Principal Accounting Officer)

/s/ Alec Hagey	Director, Senior Vice President and Chief Operating Officer	January 19, 2024
Alec Hagey

/s/ Mao Saka	Director and Treasurer	January 19, 2024
Mao Saka

/s/ Mark S. Templin	Director, Chairman of the Board	January 19, 2024
Mark S. Templin

	Director	January 19, 2024
Jack Hollis

	Director	January 19, 2024
Tetsuo Ogawa

Hiroyoshi Korosue	Director	January 19, 2024